December 24 2007


SECURITIES  EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn. Document Control


RE	American Depositary
Shares evidenced by the
American Depositary
Receipts each
representing One
Ordinary Share of Mol
Magyar Olajes Gazipari
Rescvenytarsafag
Form F6 File No. 333134757


Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933 as amended on
behalf of The Bank of New York as
Depositary for securities against which
American Depositary Receipts are to be
issued we attach a copy of the new
prospectus Prospectus reflecting the
change in number of ordinary shares
represented by one American
Depositary Share the Ratio.

As required by Rule 424e the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement the Prospectus consists of the ADR certificate with revised ratio for Mol Magyar Olajes Gazipari
Rescvenytarsafag.

The Prospectus has been revised to
reflect the new ratio and has been
overstampted with

EFFECTIVE December 24 2007
MOL MAGYAR OLAJES
GAZIPARI RESZVENYTARSASAG
AMERICAN DEPOSITARY SHARE
ADS RATIO CHANGED FROM 11
ONE ADS EQUALING ONE
ORDINARY SHARE TO 21 TWO
ADSs EQUALING ONE ORDINARY
SHARES.

Attached to this letter is a copy of a
letter from Mol Magyar to The Bank of
New York requesting that the Ratio be
changed.

Please contact me with any questions or
comments at 212 8153503

Slawomir Soltowski
Vice President
The Bank of New York Mellon
ADR Division

Encl.
CC Paul Dudek Esq. Office of
International Corporate Finance